Exhibit 24

EDISON INTERNATIONAL

SEC REGISTRATION

POWER OF ATTORNEY

The undersigned, do each hereby constitute and appoint PEDRO J. PIZARRO, MARIA RIGATTI, ADAM UMANOFF, AARON D. MOSS, ROBERT C. BOADA, KATHLEEN BRENNAN DE JESUS and MICHAEL A. HENRY, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed, at one time or from time to time: (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, or the Securities Exchange Act of 1934, or both, one or more series of Edison International’s debt securities, including but not limited to bonds, notes, debentures, and other debt securities (collectively, “Debt Securities”) and equity securities, including but not limited to shares of Common Stock, (collectively, “Equity Securities” and together with the Debt Securities, the “New Securities”); (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents to be filed by Edison International with any stock exchange for the purpose of listing any of such New Securities; and (iii) one or more indentures relating to such Debt Securities for the further purpose of qualifying under the Trust Indenture Act of 1939; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities; granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorney-in-fact.

EDISON INTERNATIONAL

SEC REGISTRATION

POWER OF ATTORNEY

Executed as of this 24th day of April, 2019.

/s/ Pedro J. Pizarro
Director, President and
Chief Executive Officer

/s/ Maria Rigatti
Maria Rigatti
Executive Vice President and
Chief Financial Officer

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Corporate Controller

Additional Directors:

/s/ Jeanne-M. Beliveau-Dunn	Director	/s/ Linda G. Stuntz	Director
Jeanne M. Beliveau-Dunn		Linda G. Stuntz

/s/ Michael C. Camuñez	Director	/s/ William P. Sullivan	Director
Michael C. Camuñez		William P. Sullivan

/s/ Vanessa C.L. Chang	Director		Director
Vanessa C.L. Chang		Ellen O. Tauscher

/s/ James T. Morris	Director	/s/ Peter J. Taylor	Director
James T. Morris		Peter J. Taylor

/s/ Timothy T. O’Toole	Director	/s/ Keith Trent	Director
Timothy T. O’Toole		Keith Trent